UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2021

Colombier Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40457	86-2062844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

214 Brazilian Avenue, Suite 200-A Palm Beach, FL	33480
(Address of principal executive offices)	(Zip Code)

(561) 805-3588

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one warrant	CLBR.U	New York Stock Exchange
Shares of Class A common stock	CLBR	New York Stock Exchange
Warrants included as part of the units	CLBR WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of the financial statements of Colombier Acquisition Corp., a Delaware corporation (the “Company”), on November 11, 2021, the Company’s management became aware of informal communications between the staff of the Securities and Exchange Commission (the “SEC”) and certain other registrants and their independent registered public accounting firms (the “Communications”). Once aware of these Communications, the Company’s management re-evaluated the Company’s application of Accounting Standards Codification Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”) to its accounting classification of the redeemable shares of Class A common stock, par value $0.0001 per share, of the Company (the “Public Shares”) issued as part of the units sold in the Company’s initial public offering (the “Initial Public Offering”). The Company had previously classified a portion of the Public Shares in permanent equity because, although the Company did not specify a maximum redemption threshold, the Company’s amended and restated certificate of incorporation provides that the Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Based on such re-evaluation, the Company’s management determined that, in accordance with the ASC 480, redemption provisions not solely within the control of the Company would require common stock subject to redemption to be classified outside of permanent equity and therefore all of the Public Shares subject to redemption should be classified outside of permanent equity.

The Company’s management, in consultation with the audit committee of the Company’s board of directors (the “Audit Committee”), previously concluded that certain of its previously issued financial statements should be revised to report all Public Shares as temporary equity, which was reflected in Note 2 to the Company’s unaudited financial statements appearing in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 10, 2021 (the “Q3 Form 10-Q”). On November 24, 2021, the Company’s management and the Audit Committee, concluded that the Company’s previously issued (i) audited balance sheet as of June 11, 2021 included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2021 and (ii)  unaudited interim financial statements as of and for the three months ended June 30, 2021 contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 12, 2021 (collectively, the “Affected Periods”), in each case, should be restated, rather than revised, to classify all of the Public Shares as temporary equity and should no longer be relied upon. As a result, the Company will file an amendment to the Q3 Form 10-Q to restate its financial statements for the Affected Periods as described above as soon as practicable. The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the Initial Public Offering.

The Company’s management has concluded that, in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness will be described in more detail in the amendment to the Q3 Form 10-Q.

The Audit Committee and the Company’s management have discussed the matters disclosed in this Current Report on Form 8-K with Marcum, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombier Acquisition Corp.

Date: November 29, 2021	By:	/s/ Joe Voboril
		Name:	Joe Voboril
		Title:	Chief Financial Officer, Treasurer and Secretary